                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 23, 2001, with respect to the combined financial statements of GATX Terminals Companies as of and for the year ended December 31, 2000, included in the Kinder Morgan Energy Partners, L.P. Current Report on Form 8-K/A Amendment No. 2 dated April 27, 2001, and incorporated by reference in this Registration Statement and to all references to our firm included in the previously filed Registration Statements on Form S-1 and Forms S-3 (Registration Nos. 333-55868 and 333-55866).


/s/ ERNST & YOUNG LLP
    Ernst & Young LLP

Chicago, Illinois
May 14, 2001